SECOND AMENDMENT
TO THE FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
     THIS SECOND AMENDMENT TO THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, dated as of May 18, 2007, is entered into by Crescent Real Estate Equities, Ltd., a Delaware corporation, on its own behalf as sole general partner (the “General Partner”) of Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the “Partnership”), and as attorney-in-fact for each of the existing limited partners (the “Limited Partners”) of the Partnership, pursuant to Sections 2.4 and 14.1.B of the Fourth Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, dated as of April 30, 2006, as amended by the First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, dated April 16, 2007 (hereinafter referred to collectively as the “Effective Agreement”) and as attorney-in-fact for Bill Mabus as provided in a separate Grant Agreement for Partnership Units and Partnership Interest entered into between the Partnership and Bill Mabus.
WITNESSETH:
     WHEREAS, the Partnership was formed pursuant to that certain Certificate of Limited Partnership dated February 9, 1994 and filed on February 9, 1994 in the office of the Secretary of State of Delaware, and that certain Agreement of Limited Partnership dated as of February 9, 1994 (the “Initial Agreement”);
     WHEREAS, the Initial Agreement, as amended, was amended and restated in its entirety by that certain First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, dated as of May 5, 1994 (the “First Amended Agreement”), which First Amended Agreement, as amended, was amended and restated in its entirety by that certain Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, dated as of November 1, 1997 (the “Second Amended Agreement”),which Second Amended Agreement, as amended, was amended and restated in its entirety by that certain Third Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, dated as of January 2, 2003 (the “Third Amended Agreement”);
     WHEREAS, the Third Amended Agreement, as amended, was amended and restated in its entirety by the Effective Agreement;
     WHEREAS, the individuals (hereinafter referred to as the “Stock Option Exercising Parties”) set forth in the following table (the “Stock Option Exercise Table”) exercised options to purchase REIT Shares for the respective number of shares, on the respective date, pursuant to the respective stock option plan and for which Crescent Equities shall receive credit for the respective Capital Contribution to the Partnership indicated opposite each such individual’s name:

		Number of
		REIT Shares		Capital
Individual	Exercise Date	Purchased	Stock Option Plan	Contribution

Virginia Mulkey	01/05/07	12,800	1995 Plan	$244,224.00

Virginia Mulkey	01/12/07	3,200	1995 Plan	$63,808.00

Lynn Arnn, Jr.	02/01/07	2,740	1995 Plan	$55,759.00

Dyane Duffer	02/01/07	10,160	1995 Plan	$206,756.00

David Snyder	02/21/07	5,000	1995 Plan	$102,950.00

Hugh Julian	04/05/07	5,800	1995 Plan	$118,378.00

Rochelle Mercier	04/17/07	3,200	1995 Plan	$66,368.00

Marian Tina Grunewald McWilliams	04/23/07	4,700	1995 Plan	$97,431.00
Karen Gilmore	05/3/07	7,000	1995 Plan	$144,060.00

Howard Lovett	05/18/07	3,000	1995 Plan	$62,250.00
     WHEREAS, on January 26, 2007, Jeanette Rice exercised an option to purchase a Partnership Interest including 1,878.5 Partnership Units under the 1995 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan and immediately exercised Exchange Rights with respect to the 1,878.5 Partnership Units;
     WHEREAS, Gerald W. Haddock exercised his Exchange Rights with respect to the following Partnership Units: 10,000 Partnership Units on February 15, 2007, 10,000 Partnership Units on May 4, 2007, 10,000 Partnership Units on May 7, 2007, and 10,000 Partnership Units on May 8, 2007;
     WHEREAS, on March 1, 2007, pursuant to Section 4.9 of the Effective Agreement, the Partnership issued Partnership Interests to John P. Albright and Bill Mabus under the 2005 Incentive Plan, including 35,000 Partnership Units and 7,500 Partnership Units, respectively;
     WHEREAS, on March 31, 2007, Brent Somers forfeited to the Partnership a Partnership Interest including 7,500 Partnership Units, 5,500 of which were previously issued to him as a Grantee under the High Performance Plan and 2,000 of which were previously issued to him as a Grantee under the 2005 Incentive Plan;
     WHEREAS, on March 31, 2007, Dana Donahue forfeited to the Partnership a Partnership Interest including 7,000 Partnership Units, 5,000 of which were previously issued to her as a Grantee under the High Performance Plan and 2,000 of which were previously issued to him as a Grantee under the 2005 Incentive Plan;

     WHEREAS, on March 31, 2007, Jeanette Rice forfeited to the Partnership a Partnership Interest including 6,500 Partnership Units, 4,500 of which were previously issued to [him/her] as a Grantee under the High Performance Plan and 2,000 of which were previously issued to [him/her] as a Grantee under the 2005 Incentive Plan;
     WHEREAS, on March 31, 2007, Kenneth Moczulski forfeited to the Partnership a Partnership Interest including 74,000 Partnership Units, 34,000 of which were previously issued to her as a Grantee under the High Performance Plan and 40,000 of which were previously issued to her as a Grantee under the 2005 Incentive Plan;
     WHEREAS, on May 15, 2007, Walter Zartman forfeited to the Partnership a Partnership Interest including 6,000 Partnership Units, 3,000 of which were previously issued to him as a Grantee under the High Performance Plan and 3,000 of which were previously issued to him as a Grantee under the 2005 Incentive Plan;
     WHEREAS, on May 16, 2007, pursuant to Section 4.9 of the Effective Agreement, the Partnership issued a Partnership Interest to Jason Anderson under the 2005 Incentive Plan, including 11,250 Partnership Units; and
     WHEREAS, pursuant to Section 11.7 of the Effective Agreement, the Partnership redeemed certain Partnership Interests (including Partnership Units) of the Grantees set forth in the following table (the “Grantee Redemption Table”) for the respective number of Partnership Units, on the respective date and for the respective redemption price indicated opposite such Grantee’s name:

		Number of Partnership
Individual	Redemption Date	Units Redeemed	Redemption Price

John P. Albright	01/04/07	5,250	$205,453.50

Brent Somers	01/05/07	8,250	$322,773.00

Clifford Rudolph	01/08/07	5,000	$195,300.00

Kenneth Moczulski	01/09/07	40,000	$1,555,920.00

Kiera Moody	01/09/07	5,500	$213,939.00

Walter Zartman	01/18/07	2,250	$87,745.50

Robert Carlen	02/08/07	4,750	$193,553.00

Jeanette Rice	02/21/07	6,750	$278,626.50

Randall Kostroske	02/23/07	5,750	$237,107.00

Jana Ammons	02/27/07	4,125	$170,057.25

Daniel Smith	02/27/07	11,750	$484,405.50

Randall Kostroske	02/28/07	2,500	$102,715.00

C. Alan Hopkins	02/28/07	5,000	$205,430.00

Theresa Black	05/02/07	8,250	$340,708.50

Jeanette Rice	5/18/07	500	$20,401.00

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:
     1. Bill Mabus is hereby admitted as a new Limited Partner of the Partnership. In the Grant Agreement, Bill Mabus agreed to be bound by all of the terms and conditions of the Effective Agreement.
     2. In order to reflect the following transactions, which are more fully described in the recitals above, Exhibit A to the Effective Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached to this First Amendment and made part hereof.
     (a) The exercise by Employee Jeanette Rice of an option to purchase a Partnership Interest (including 1,878.5 Partnership Units) and the immediate exercise of Exchange Rights relating to such Partnership Units on January 26, 2007;
     (b) The exercise by Gerald W. Haddock of his Exchange Rights relating to the following Partnership Units: 10,000 Partnership Units on February 15, 2007, 10,000 Partnership Units on May 4, 2007, 10,000 Partnership Units on May 7, 2007 and 10,000 Partnership Units on May 8, 2007;
     (c) The issuance of Partnership Interests under the 2005 Incentive Plan to John P. Albright and Bill Mabus on March 1, 2007 pursuant to Section 4.9 of the Effective Agreement, including 35,000 Partnership Units and 7,500 Partnership Units, respectively;
     (d) The forfeiture by Brent Somers of a Partnership Interest (including 7,500 Partnership Units) on March 31, 2007;
     (e) The forfeiture by Dana Donahue of a Partnership Interest (including 7,000 Partnership Units) on March 31, 2007;
     (f) The forfeiture by Jeanette Rice of a Partnership Interest (including 6,500 Partnership Units) on March 31, 2007;
     (g) The forfeiture by Kenneth Moczulski of a Partnership Interest (including 74,000 Partnership Units) on March 31, 2007;
     (h) The forfeiture by Walter Zartman of a Partnership Interest (including 6,000 Partnership Units) on May 15, 2007
     (i) The issuance of a Partnership Interests under the 2005 Incentive Plan to Jason Anderson on May 16, 2007 pursuant to Section 4.9 of the Effective Agreement, including 11,250 Partnership Units;

     (j) The redemption by the Partnership of a certain Partnership Interests (including Partnership Units) of Grantees as set forth above in the Grantee Redemption Table; and
     (k) The Capital Contributions of Crescent Equities set forth above in the Stock Option Exercise Table credited to Crescent Equities in connection with the exercise of options to purchase REIT Shares by the Stock Option Exercising Parties.
     3. Except as the context may otherwise require, any terms used in this First Amendment that are defined in the Effective Agreement shall have the same meaning for purposes of this First Amendment as in the Effective Agreement.
     4. Except as herein amended, the Effective Agreement is hereby ratified, confirmed, and reaffirmed for all purposes and in all respects.
     5. IN WITNESS WHEREOF, the undersigned has executed this Second Amendment as of the date first written above.

GENERAL PARTNER:

CRESCENT REAL ESTATE EQUITIES, LTD., a Delaware corporation, on its own behalf and as attorney-in-fact for all of the existing Limited Partners pursuant to Sections 2.4 and 14.1.B of the Effective Agreement and Bill Mabus pursuant to the Grant Agreement between the Partnership and Bill Mabus

By:	/s/ David M. Dean
	Name:	David M. Dean
	Title:	Managing Director, Law and Secretary

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF MAY 18, 2007)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

General Partner:

Crescent Real Estate Equities, Ltd. 777 Main Street Suite 2100 Fort Worth, TX 76102	None	1.000000%

Limited Partners:

Crescent Real Estate Equities Company 777 Main Street Suite 2100 Fort Worth, TX 76102	None	81.230068%

Anderson, John H. P.O. Box 460430 Fort Lauderdale, FL 33346	286,389	See footnote 1. [1]

Big Bend III Investments, L.P. c/o Morton H. Meyerson 3401 Armstrong Avenue Dallas, TX 75205	18,989	See footnote 1.

Blalock, Myron G. III 12 Greenway Plaza, Suite 1400 Houston, TX 77046	20,857	See footnote 1.

Canyon Ranch, Inc. 8600 E. Rockcliff Rd. Tucson, AZ 85750	333,429	See footnote 1.

Cruce, Ervin D. 6233 Indian Creek Fort Worth, TX 76107	2,110	See footnote 1.

[1]	The Partnership Interest of each Limited Partner owning units is equal to the product of 17.769932% multiplied by a fraction, the numerator of which is the number of Partnership Units owned by such Limited Partner and the denominator of which is equal to 11,117,923.

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF MAY 18, 2007)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Friedman, Alan D. 4211 Versailles Dallas, TX 75205	11,150	See footnote 1.

Goff, John C. Attn: Mark Collier 777 Main Street, Suite 2100 Fort Worth, TX 76102	906,485	See footnote 1.

Haddock, Diane c/o Haddock Investments 210 W. 6th Street Suite 1206 Fort Worth, TX 76102	1,000	See footnote 1.

Haddock, Gerald W. c/o Haddock Investments 210 W. 6th Street Suite 1206 Fort Worth, TX 76102	23,419	See footnote 1.

Rainwater, Courtney E. 777 Main Street, Suite 2250 Fort Worth, TX 76102 Attn: Karen Reynolds	21,098	See footnote 1.

Joost, Peter M. and Joost, Lindsay M., Trustees U/T/A dated April 11, 2002 555 California Street, Suite 5180 San Francisco, CA 94104	25,000	See footnote 1.

Kelly, Thomas L., II c/o CHB Capital Partners 511 16th Street, Suite 600 Denver, CO 80202	8,440	See footnote 1.

Kelly, W. Whitney 777 Main Street, Suite 1160 Fort Worth, TX 76102	1,285	See footnote 1.

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF MAY 18, 2007)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Lewis, Michael S. 4405 Hanover Dallas, TX 75225	960	See footnote 1.

Luce, Thomas W., III, Trustee David N. Meyerson 1982 Trust UA 8/16/82 3401 Armstrong Avenue Dallas, TX 75205	4,220	See footnote 1.

Luce, Thomas W., III, Trustee Marti A. Meyerson 1982 Trust UA 8/16/82 3401 Armstrong Avenue Dallas, TX 75205	4,220	See footnote 1.

Moore, Darla 777 Main Street, Suite 2250 Fort Worth, TX 76102	259,805	See footnote 1.

Office Towers LLC 639 Isbell Road, #390 Reno, NV 89509 Attn: Ms. Jan George	3,135,481	See footnote 1.

Rainwater, Inc. 777 Main Street, Suite 2250 Fort Worth, TX 76102 Attn: Karen Reynolds	24,753	See footnote 1.

Rainwater, Matthew J. 777 Main Street, Suite 2250 Fort Worth, TX 76102 Attn: Karen Reynolds	21,098	See footnote 1.

Rainwater, Richard Todd 777 Main Street, Suite 2250 Fort Worth, TX 76102 Attn: Karen Reynolds	21,098	See footnote 1.

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF MAY 18, 2007)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Rainwater, Richard E. 777 Main Street, Suite 2250 Fort Worth, TX 76102 Attn: Karen Reynolds	2,303,628	See footnote 1.

Roberts, Peter H. 2857 Paradise Road, Apartment 3004 Las Vegas, NV 89109	339,543	See footnote 1.

Rosewood Property Company 500 Crescent Court Suite 300 Dallas, TX 75201 Attn: Paul E. Rowsey, III	629,330	See footnote 1.

Senterra Corporation 12 Greenway Plaza, Suite 1400 Houston, TX 77046 Attn: Douglas Schnitzer	83,441	See footnote 1.

Taurus Investment Group, Inc. 1400 E. Newport Center Drive, Suite 209 Deerfield Beach, FL 33442	1,205	See footnote 1.

Tofsky, Neil H. 12 Greenway Plaza, Suite 1400 Houston, TX 77046	20,857	See footnote 1.

Wassel, James S. 14 Hartshorne Lane Rumson, NJ 07760	598	See footnote 1.

Yates, Murphy C. 10016 Robin Hill Lane Dallas, TX 75238	1,285	See footnote 1.

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF MAY 18, 2007)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Grantee Limited Partners[2]

John C. Goff Attn: Mark Collier 777 Main Street, Suite 2100 Fort Worth, TX 76102	690,000	See footnote 1.

Dennis H. Alberts 777 Main Street, Suite 2100 Fort Worth, TX 76102	450,000	See footnote 1.

Kenneth S. Moczulski 3417 Acorn Run Fort Worth, TX 76109	21,000	See footnote 1.

Jane E. Mody 3301 Princeton Highland Park, TX 75205	132,500	See footnote 1.

Jerry R. Crenshaw, Jr. 7003 Whippoorwill Court Colleyville, TX 76034	125,000	See footnote 1.

David M. Dean 3221 WT Parr Road Grapevine, TX 76051	125,000	See footnote 1.

Jane B. Page 221 Kensington Court Houston, TX 77024	125,000	See footnote 1.

John L. Zogg, Jr. 3525 Dartmouth Dallas, TX 75205	125,000	See footnote 1.

Thomas G. Miller 925 Via Panorama Palos Verdes Estates, CA 90274	125,000	See footnote 1.

[2]	The following Partnership Interests and associated Partnership Units were issued to such Limited Partners as Grantees under Grant Agreements, as more fully described in Section 4.9 of the Effective Agreement.

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF MAY 18, 2007)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Paul R. Smith 6107 Woodland Drive Dallas, TX 75225	125,000	See footnote 1.

Suzanne M. Stevens 2321 Danielle Drive Colleyville, TX 76034	39,750	See footnote 1.

Robert H. Boykin, Jr. 435 Prestwick Court Houston, TX 77057	36,000	See footnote 1.

Joe D. Dobbs 7608 Dunoon Avenue Dallas, TX 75248	45,000	See footnote 1.

Michael S. Lewis 4405 Hanover Dallas, TX 75225	45,000	See footnote 1.

Christopher T. Porter 2217 Laurel Court Bedford, TX 76021	45,000	See footnote 1.

James H. Wilson 13906 Wilde Forest Court Sugar Land, TX 77478	45,000	See footnote 1.

Anthony B. Click 3709 Marquette Dallas, TX 75225	4,250	See footnote 1.

James D. Dockal 2805 Springbranch Court Grapevine, TX 76051	8,000	See footnote 1.

Dana L. Donahoe 5339 Emerson Avenue Dallas, TX 75209	500	See footnote 1.

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF MAY 18, 2007)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

C. Alan Hopkins 1109 Winding Creek West Greapevine, TX 76051	11,000	See footnote 1.

W. Whitney Kelly 777 Main Street, Suite 1160 Fort Worth, TX 76102	1,500	See footnote 1.

Randy C. Kostroske 1721 Bellechase Drive Roanoke, TX 76262	8,000	See footnote 1.

John P. Albright 1435 Eagle Bend Drive Southlake, TX 76092	60,500	See footnote 1.

Jason E. Anderson 2214 Racquet Club Court Arlington, TX 76017	24,625	See footnote 1.

Connie S. Angelot 777 Main Street, Suite 2100 Fort Worth, TX 76102	9,750	See footnote 1.

Bruce M. Basham 9446 South Morning Glory Lane Highlands Ranch, CO 80130	7,500	See footnote 1.

Theresa E. Black 3221 WT Parr Road Grapevine, TX 76051	8,000	See footnote 1.

Robert R. Carlen 1531 Pecan Crossing Richmond, TX 77469	8,000	See footnote 1.

Jason T. Phinney 8313 Fern Leaf Court North Richland Hills, TX 76180	10,250	See footnote 1.

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF MAY 18, 2007)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Clifford M. Rudolph 4213 Oak Park Court Fort Worth, TX 76109	11,250	See footnote 1.

Thomas Shaw, Jr. 121 Woodland Cove Coppell, TX 75019	11,250	See footnote 1.

Eric S. Siegrist 1442 NW 138 Terrace Pembroke Pines, FL 33028	8,750	See footnote 1.

Daniel E. Smith 7702 Leesburg Drive Colleyville, TX 76034	25,500	See footnote 1.

Brent R. Somers 4220 Galway Fort Worth, TX 76109	500	See footnote 1.

Frank B. Staats 9415 Braewick Houston, TX 77096	16,250	See footnote 1.

Jeffrey L. Stevens 777 Main Street, Suite 2100 Fort Worth, TX 76102	20,000	See footnote 1.

Brenna A. Wadleigh 777 Main Street, Suite 2100 Fort Worth, TX 76102	8,000	See footnote 1.

Debra A. Wilson 726 Last Arrow Houston, TX 77079	4,250	See footnote 1.

Walt J. Zartman 603 Dene Court Southlake, TX 76092	3,000	See footnote 1.

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF MAY 18, 2007)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Charles D. Coleman 10020 Charlemont Drive Las Vegas, NV 89134	1,000	See footnote 1.

Samuel Lee Moreland 2311 Briarpark Houston, TX 77042	5,000	See footnote 1.

Jana Ammons 7739 Bridlewood Court North Richland Hills, TX 76180	5,875	See footnote 1.

Todd Bicknell 5425 Drane Drive Dallas, TX 76209	5,000	See footnote 1.

Peggy S. Haynes 777 Main Street, Suite 2100 Fort Worth, TX 76102	2,500	See footnote 1.

Joseph Pitchford 777 Main Street, Suite 2100 Fort Worth, TX 76102	10,000	See footnote 1.

Bill Mabus 777 Main Street, Suite 2100 Fort Worth, TX 76102	7,500	See footnote 1.

TOTAL PARTNERSHIP UNITS	11,117,923

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF MAY 18, 2007)
Series A Preferred Partnership Unit Holders:

Holder	Number of Series A Preferred Partnership Units	Issue Date
Crescent Real Estate Equities Company 777 Main Street, Suite 2100 Fort Worth, Texas 76102	8,000,000	2/19/98

Crescent Real Estate Equities Company 777 Main Street, Suite 2100 Fort Worth, Texas 76102	2,800,000	4/26/02

Crescent Real Estate Equities Company 777 Main Street, Suite 2100 Fort Worth, Texas 76102	3,400,000	1/15/04

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF MAY 18, 2007)
Series B Redeemable Preferred Partnership Unit Holders:

Holder	Number of Series B Redeemable Preferred Partnership Units	Issue Date
Crescent Real Estate Equities Company 777 Main Street, Suite 2100 Fort Worth, Texas 76102	3,000,000	05/17/02

Crescent Real Estate Equities Company 777 Main Street, Suite 2100 Fort Worth, Texas 76102	400,000	06/06/02